Exhibit 99.1

F O R I M M E D I A T E R E L E A S E	Media Contact: Bob Hetherington
901.682.1360
bhether@earthlink.net
Financial Contact: Randall H. Brown
901.259.2500
rbrown@edrtrust.com
Education Realty Trust Announces New Third-Party Management Contracts
Latest Agreements Involve Six Collegiate Communities in Michigan and North Carolina
Memphis, Tennessee, January 19, 2007 — Education Realty Trust, Inc. (NYSE: EDR) today announced it has reached two new, multi-year management agreements with owners of six collegiate communities in Michigan and North Carolina.
Together, the six communities have 3,956 beds and boost to 40,742 the number of beds in the EDR portfolio of 66 owned and managed communities which serve students at 50 universities in 21 states.
The EDR property management subsidiary, Allen & O’Hara Education Services (AOES), Inc., won both new contracts through separate competitive processes. “We are pleased to have prevailed and have this opportunity to improve service and enhance value for all involved,” said Thomas J. Hickey, senior vice president of EDR and Allen & O’Hara. “In both cases, our depth of experience was a source of competitive advantage.”
Under one agreement, Allen & O’Hara assumes management of The College Inn, a 440-bed, four-story apartment community, which serves a mix of students and student athletes at North Carolina State University in Raleigh, N.C. The community, built on university property in 2004, is owned by the Wolfpack Club Student Housing Foundation, Inc. Amenities include a parking garage, fitness center, tanning room, swimming pool, clubhouse and computer lab. The community is presently 82 percent occupied.
Under a separate agreement, Allen & O’Hara assumes management of five off-campus, garden-style apartment communities which serve students at Michigan State University in East Lansing, Michigan, and students at Central Michigan University in Mount Pleasant, Michigan.
The Pierce Company, Inc. of San Diego, a diversified real estate investment and development company, and Boston-based Fidelity Real Estate Group, a division of Pyramis Global Advisors, an affiliate of Fidelity Investments, co-own four of the five Michigan communities and are acquiring the fifth. Allen & O’Hara also assumes management of the community owned by Atlantis Campus Communities LLC, a Michigan limited liability company, pending its imminent sale.

The Michigan communities include:
•	The Village at Bluegrass, a 744-bed community in Mount Pleasant, Michigan

•	The Landing at Chandler Crossing, a 936-bed community in East Lansing, Michigan

•	The Club at Chandler Crossing, a 768-bed community in East Lansing, Michigan

•	The Village at Chandler Crossing, Phase 1, a 732-bed East Lansing community

•	The Village at Chandler Crossing, Phase 2, a 336-bed East Lansing community
Amenities at The Club include full-size racquet ball court, full-size indoor basketball and tennis courts, indoor pool with Jacuzzi, game room, fitness center and simulated golf course. Amenities at The Village at Chandler Crossing include a covered ice rink which coverts to a basketball court in the summer. Together, the Michigan communities are presently 81 percent occupied.
About Education Realty Trust
Education Realty Trust, Inc. (NYSE: EDR) is a self-administered, self-managed real estate investment trust that owns, develops and manages high-quality student housing communities throughout the U. S. Led by a team with more than 170 years of shared industry experience, EDR is one of America’s largest owners and operators of collegiate student housing. Its portfolio includes 40,742 beds at 66 communities in 21 states. For more information please visit the company’s Web site at www.educationrealty.com.
About The Pierce Company
Established in 1995, The Pierce Company (www.piercecompany.com) is a San Diego-based firm that is exclusively dedicated to real estate investment and development supporting educational institutions and communities. With a current development program of more than $1 billion in southwest and mid-west collegiate markets, and an off-campus student housing portfolio valued at $130 million, TPC is recognized as an experienced, sought-after private partner for higher education institutions.
About Fidelity Real Estate Group
Fidelity Real Estate Group pursues value-added real estate investment opportunities throughout the U.S. on a fully discretionary basis for its managed funds. The Real Estate Group is a division of Pyramis Global Advisors, an affiliate of Fidelity Investments. Fidelity Real Estate Group manages in excess of $9 billion on behalf of institutional and individual clients.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Statements about the company’s business that are not historical facts are “forward-looking statements.” Forward-looking statements are based on current expectations. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the company’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions “Item 1A. Risk Factors” and “Forward-Looking Statements” in our annual report on Form 10-K and under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our quarterly reports on Form 10-Q, and as described in our other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and EDR undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.
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